Exhibit (h)(35)

FIRST AMENDMENT TO

RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT

FOR TIAA-CREF FUNDS OF FUNDS AS ACQUIRING FUNDS

AND NUVEEN FUNDS/ETFS AS ACQUIRED FUNDS

THIS AMENDMENT (the “Amendment”), dated as of July 12, 2024 (the “Amendment”), amends the Rule 12d1-4 Fund of Funds Investment Agreement for TIAA-CREF Funds of Funds as Acquiring Funds and Nuveen Funds/ETFs as Acquired Funds (the “Agreement”), dated January 19, 2022, among the Acquiring Trust, on behalf of itself and the Acquiring Funds, and the Acquired Trusts, each on behalf of itself and its Acquired Funds. Capitalized terms used in the Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties desire to amend the Agreement and agree that the Amendment will be effective as of July 12, 2024.

NOW THEREFORE, the parties agree as follows.

1.	Schedule A is hereby deleted and replaced with the Schedule A hereto.
2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TIAA-CREF Funds

on behalf of each Acquiring Fund

Signature: /s/ Rachael Zufall

Name: Rachael Zufall

Title: Vice President and Assistant Secretary

Nuveen Multistate Trust I

Nuveen Multistate Trust II

Nuveen Multistate Trust III

Nuveen Multistate Trust IV

Nuveen Municipal Trust

Nuveen Investment Funds, Inc.

Nuveen Investment Trust

Nuveen Investment Trust II

Nuveen Investment Trust III

Nuveen Investment Trust V

Nuveen Managed Accounts Portfolios Trust

Nuveen Strategy Funds, Inc.

NuShares ETF Trust

on behalf of each Acquired Fund

Signature: /s/ Mark J. Czarniecki

Name: Mark J. Czarniecki

Title: Vice President

SCHEDULE A

Acquiring Funds to Which the Agreement Applies

(Amended as of July 12, 2024)

TIAA-CREF Funds

--all existing and future series within the Nuveen Lifecycle Funds suite

--all existing and future series within the Nuveen Lifecycle Index Funds suite

--all existing and future series within the Nuveen Lifestyle Funds suite

--Nuveen Managed Allocation Fund

--Nuveen Core Bond Fund

--Nuveen Core Plus Bond Fund

TIAA-CREF Life Funds

--Nuveen Life Balanced Fund

A-1